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June 6, 1996                                                        EXHIBIT 5.1


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

I am a Corporate Counsel for Nellcor Puritan Bennett Incorporated, a Delaware corporation (the "Company"). I am delivering this opinion in connection with the Registration Statement on Form S-8, to which this opinion is an exhibit, covering 500,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Company's 1995 Employee Stock Participation Plan (the "Plan").

I am of the opinion that:

1. All necessary corporate action has been duly taken to adopt the Plan, and the Plan was duly approved by action of the stockholders of the Company.

2. The 500,000 shares of Common Stock have been reserved for purposes of the Plan, and such shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid registration statement.

Very truly yours,

/s/ Edward Lopez

Edward Lopez
Corporate Counsel